Exhibit 10.4

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

THIRD AMENDMENT TO THE OCTOBER 31, 2002 LICENSE

This Third Amendment, effective as of the date set forth above the signatures of the parties below, pertains to the Exclusive Patent License Agreement, effective on October 31, 2002, as subsequently amended by a First Amendment on November 15, 2002 and a Second Amendment on July 17, 2004, by and between the Massachusetts Institute of Technology (“M.I.T.”) and Momenta Pharmaceuticals, Inc. (“COMPANY”).

WHEREAS, COMPANY possesses certain non-exclusive rights and desires to obtain certain exclusive rights to M.I.T. Case No. 6582, “A Method for the Mass Spectrometric Determination of the Molecular Weight of Highly Acidic (and Basic) Organic and Biological Molecules,” by Klaus Biemann and Peter Juhasz; and

WHEREAS. M.I.T. is willing to grant such rights to COMPANY;

NOW, THEREFORE, M.I.T. and COMPANY hereby agree to modify the Exclusive Patent License Agreement as follows:

1.               The first paragraph of Section 2.2, as amended, shall be modified to read as follows:

2.2   Exclusivity. In order to establish an exclusive period for COMPANY and its AFFILIATES, M.I.T. agrees that it shall not grant any other license for PATENTS RIGHTS HEPARINASE, PATENT RIGHTS MASSPEC, PATENT RIGHTS SEQUENCING and PATENT RIGHTS ENZYMES in FIELD SEQUENCING MACHINES to develop, make, have made, use, sell, offer to sell, lease and import LICENSED PRODUCTS during the TERM.

2.               The last sentence of Section 2.2, as amended, shall be amended to read as follows:

Upon COMPANY’s exercise of such right, the Appendix of this Agreement that describes the PATENT RIGHTS that dominate the IMPROVEMENT shall be deemed to have been amended to add the invention disclosure (and any related patent applications) covering such IMPROVEMENT, and such IMPROVEMENT and any resulting patent applications and patents shall thereafter be included in PATENT RIGHTS for all purposes of this Agreement, without any additional fee, other than the one Ten Thousand Dollar fee referred to in the previous sentence, and M.I.T. shall provide COMPANY with an updated Appendix A, B, C or E for its records.

3.               Section 7.2(a), as amended, shall be modified to read as follows:

COMPANY Right to Prosecute PATENT RIGHTS in Exclusive Fields.  So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS SEQUENCING, PATENT RIGHTS MASSPEC, PATENT RIGHTS HEPARINSE and PATENT RIGHTS ENZYMES in the FIELD SEQUENCING MACHINES in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS SEQUENCING, PATENT RIGHTS MASSPEC, PATENT RIGHTS HEPARINASE and

PATENT RIGHTS ENZYMES in the FIELD SEQUENCING MACHINES in the TERRITORY, subject to Sections 7.4 and 7.5.  If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.  Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest.  COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T.

4.               Section 7.2(c) shall be deleted in its entirety.

5.               Section 7.7, as amended, shall be modified to read as follows:

Right to Sublicense.  So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS SEQUENCING, PATENT RIGHTS MASSPEC, PATENT RIGHTS HEPARINASE and PATENT RIGHTS ENZYMES in the FIELD SEQUENCING MACHINES in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD SEQUENCING MACHINES in the TERRITORY for future use of the PATENT RIGHTS SEQUENCING, PATENT RIGHTS MASSPEC, PATENT RIGHTS HEPARINASE and PATENT RIGHTS ENZYMES in accordance with the terms and conditions of this Agreement relating to sublicenses.  Any upfront fees as part of such sublicense shall be shared equally between COMPANY and M.I.T.; other revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

6.               In consideration of the exclusive license granted for PATENT RIGHTS MASSPEC in the FIELD SEQUENCING MACHINES hereunder, COMPANY shall pay M.I.T. a license expansion fee of [**] Dollars ($[**]), which shall be due upon the Effective Date of this Third Amendment.

All other terms and conditions of the License Agreement shall remain unchanged.

The EFFECTIVE DATE of this Amendment is August 5, 2006.

Agreed to for:

MASSACHUSETTS INSTITUTE OF		MOMENTA PHARMACEUTICALS, INC
TECHNOLOGY

By	/s/Lita L. Nelsen	By	/s/Susan K. Whoriskey, Ph.D.
Name:	Lita L. Nelsen	Name:	Susan K. Whoriskey, Ph.D.
Title:	Director, Technology Licensing Office	Title:	Vice President, Licensing &
Date :	August 3, 2006	Business Development
		Date:	August 3, 2006